UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2014

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On August 14, 2014, Boreal Water Collection, Inc. (“Company”) entered into a “Revenue Based Factoring (RBF/ACH) Agreement” (“Agreement”) with Strategic Funding Source, Inc. (“SFS”), a New York based company. The Company, pursuant to the Agreement, sold future receipts, accounts, written contracts and other obligations to SFS (“receipts”). The specified percentage is 15%. The sale price is $100,000.00. The daily amount is $740.00. SFS purchased a total of $140,000.00 in receipts. The purchase price was received by the Company on August 22, 2014.

The Agreement has an indefinite term, lasting until the Company completes its obligations contained therein. SFS has a security interest in all accounts, chattel paper, equipment, general intangibles, instruments and inventory. Mrs. Francine Lavoie, sole member of the Board of Directors and Company CEO, has also personally guaranteed the Agreement. The Agreement is governed by New York law. Appendix A includes fee schedules, including an origination fee of $395.00 for the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2014

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors